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                                                                   EXHIBIT 99(C)

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                                              PROXY/VOTING INSTRUCTION CARD

     NYNEX
     NYNEX Corporation
     1095 Avenue of the Americas, New York, New York 10036

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     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
     SPECIAL MEETING OF SHARE OWNERS ON NOVEMBER 6, 1996.

     The undersigned hereby appoints E.T. Kennan, E.E. Phillips and I.G. Seidenberg, and each of them as a proxy, with the powers the undersigned would possess if personally present, and with full power of substitution to vote all shares of the undersigned in NYNEX Corporation at the Special Meeting of Share Owners to be held at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, New York on November 6, 1996, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the joint proxy statement/prospectus furnished herewith. IF THIS PROXY CARD IS SIGNED AND RETURNED WITH NO DIRECTIONS GIVEN, THE PROXIES WILL VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     Your vote is important. This proxy also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans. Please sign on reverse side and return promptly in the enclosed envelope to P.O. Box 9020, Boston, Massachusetts 02205-8651. FAILURE TO SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER, EXCEPT THAT SHARES HELD IN THE VARIOUS EMPLOYEE STOCK PURCHASE AND SAVINGS PLANS WILL BE VOTED AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

     (If you have written on this side of the card, please mark the "Vote
     Limitations" box on the reverse side.)
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        Please mark
  X     votes as in
        this example.
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                     Directors recommend a vote "For"
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
                                                                   FOR   AGAINST   ABSTAIN
To Approve and Adopt the Amended and Restated Agreement and
Plan of Merger, dated April 21, 1996, as Amended and Restated on   [ ]     [ ]       [ ]
July 2, 1996, between NYNEX Corporation and Bell Atlantic
Corporation.
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                                                                                ---------------------------------------------
                                                                                    Will Attend         Vote Limitations
                                                                                Special Meeting   [ ]           on Other  [ ]
                                                                                                            Side of Card
                                                                                ---------------------------------------------
                                                                                You must return this card promptly to have your
                                                                                Shares voted. If you do attend the meeting and
                                                                                decide to vote by ballot, such vote will
                                                                                supersede this proxy. If signing for a corporation
                                                                                or partnership or as agent, attorney or fiduciary,
                                                                                indicate the capacity in which you are signing.

                                                 Signature(s)                                                 Date
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                                                 Signature(s)                                                 Date
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                                   Please Sign This Proxy as Name(s) Appear Above.

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